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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF LOOMIS, FARGO & CO.

LFC Holding Corporation, a Delaware corporation
Loomis, Fargo & Co., a Texas corporation
LFC Armored of Texas Inc., a Texas corporation
Loomis, Fargo & Co. of Puerto Rico, a Tennessee corporation

SUBSIDIARIES OF LFC HOLDING CORPORATION

Loomis, Fargo & Co., a Texas corporation
LFC Armored of Texas Inc., a Texas corporation
Loomis, Fargo & Co. of Puerto Rico, a Tennessee corporation

SUBSIDIARIES OF LOOMIS, FARGO & CO. (TEXAS)

LFC Armored of Texas Inc., a Texas corporation
Loomis, Fargo & Co. of Puerto Rico, a Tennessee corporation

LFC Armored of Texas Inc. and Loomis, Fargo & Co. of Puerto Rico do not have any subsidiaries.